Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Premier Exhibitions, Inc. Registration Statement No. 333-148756 and No. 333-177914 on Form S-3 and Nos. 333-140477 and 333-138534 on Form S-8 of our report dated July 6, 2012, relating to the December 31, 2011 and 2010 carve-out financial statements of Arts and Exhibitions International, LLC appearing in this Current Report on Form 8-K/A of Premier Exhibitions, Inc.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

July 6, 2012